PURCHASE CONTRACT

     THIS AGREEMENT made and entered into this 9th day of March 1998, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and HAMPTON POINTE PROPERTIES, A LIMITED PARTNERSHIP, (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as HAMPTON POINTE APARTMENTS located in CHARLESTON, SC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 304 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be TWELVE MILLION TWO HUNDRED TWENTY FIVE THOUSAND ($12,225,000) DOLLARS payable as follows:

     2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow simultaneously with the execution and delivery of this Agreement. Said deposit shall be placed in escrow with Chicago Title Insurance Corporation or its authorized agent (the "Escrow Agent") as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

     2.2 BALANCE. Balance at Closing as evidenced by cash or cash equivalent, a portion of which will be held in escrow pursuant to the Escrow Agreement (as defined below) for the purpose of prepaying the Bonds currently a lien on the Property.

                                   ARTICLE III

                                 TITLE MATTERS

     3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject to the matters approved by Purchaser


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during the Inspection  Period, the tenant leases being for not more than one (1)
year and for no other purpose than residential, general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property.

          (A) Title shall be free from any and all liens or mortgages, except for the liens and mortgages securing the South Carolina Housing Bonds as further described hereinafter and which Bonds shall be redeemed in accordance with the Escrow Agreement, a copy of which is annexed hereto as EXHIBIT D.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Purchaser shall at its cost obtain a commitment for Title Insurance, (the "Commitment"). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel prior to the expiration of the Inspection Period. The title report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter, the cost of which shall be borne solely by Purchaser. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

     3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV
                                   PRORATIONS

     4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the date of Closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

     4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes. Seller shall pay the recording fees imposed on the Deed or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller represents that the South Carolina State Housing Finance and Development Authority (the "Issuer") issued Rental Housing Revenue Bonds (Hampton Pointe Apartments Project) 1995 in the principal amount of $7,370,000 (the "Bonds"), the proceeds of which were loaned to Seller in connection with the acquisition and construction of the Property. Seller

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further  represents that (a) Branch Banking and Trust Company  ("BB&T")  is  the corporate fiduciary under the Trust Indenture, dated as of June 1, 1996, between the Issuer and BB&T with respect to the Bonds, (b) The Bank of New York ("BNY") has issued a letter of credit to secure the Bonds pursuant to the Amended and Reinstated Letter of Credit and Reimbursement Agreement, dated as of June 1, 1996, between Seller and BNY, and (c) BNY is also the remarketing agent of the Bonds under the Remarketing Agreement, dated as of June 1, 1996, between Seller and BNY. Seller shall be responsible for paying the face amount of the Bonds, plus accrued but unpaid interest thereon as of the Closing Date (collectively, "Seller's Bond Costs"). Purchaser shall be responsible for paying interest on the Bonds (but not any default interest) from the date of Closing through the date upon which the Bonds are actually redeemed, plus all fees and costs payable to the Issuer, BB&T and BNY (collectively, the "Bond Parties") from the date of
Closing   through  the  date  upon  which  the  Bonds  are   actually   redeemed
(collectively, "Purchaser's Bond Costs").

    4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

          (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its

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sole discretion,  said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days, but no later than the termination of the Inspection Period in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

               (B) The receipt by Purchaser of Seller documents described in 7.2 below.

               (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct in all material respects.

               (D) On the condition that there have been no material or adverse changes to the property or leases.

               (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit (at Purchaser's expense) the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission to the extent such information is in Seller's possession or control.

               (F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to
(i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation. Nothing to the contrary herein contained, the obligations herein shall be completed during the Inspection Period.

     6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

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     6.2.1  PREPARATION  FOR  INSPECTION.  At the  execution of this  Agreement,
Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief.

     6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Purchaser, its employees, agents and contractors shall have 17 days from the date on which this Agreement is executed (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. However, the Seller agrees to deliver all documents pursuant to this Agreement within forty-eight (48) hours after the execution of this Agreement. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraphs 8.2, 9.1, 9.2, 11.2 or 11.3.

     6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, except as set forth in Paragraph
6.2.7 below and all deposits shall be returned to Purchaser.

     6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire seventeen (17) days from the date that this Agreement is executed or such other date as the parties may agree to in writing.

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     6.2.5  "RENT  READY".  During  the  "Inspection  Period",  both  Seller and
Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser, normal wear and tear excepted. A default of this Paragraph shall be considered a default under Paragraph 11.2.

     6.2.7 PURCHASER'S INDEMNITY. Purchaser shall indemnify, defend and hold harmless Seller, and its agents, employees and representatives, from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorney's fees and costs, if litigated) arising out of any inspection of, or access to, the Property by Purchaser or its agents, employees or representatives. Purchaser, at its sole cost and expense, shall promptly restore the Property to its condition immediately prior to the performance of such investigation by Purchaser pursuant to this Paragraph 6.2 and shall repair any and all damage caused by Purchaser or its agents, employees or representatives. Seller shall give sufficient notice to Purchaser of any claims for damages and will permit Purchaser to make any repairs, etc. required. In the event that Purchaser has defaulted as defined in Paragraph 11.3, then Purchaser agrees that (a) Seller shall have the right to use the escrow funds to restore the Property if Purchaser shall fail to comply with this Section 6.2.7, and (b) the indemnity contained in this Paragraph 6.2.7 shall survive any termination of this Agreement for a period of ninety (90) days notwithstanding anything set forth herein to the contrary.

     6.3  BONDS  DOCUMENTS.   Seller  agrees  to  provide   Purchaser  with  all
documentation dealing with the Bonds.

                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. Closing shall be within seven (7) days from the end of the Inspection Period. At Closing, Seller's Bond Costs and Purchaser's Bond Costs will be deposited in escrow with Escrow Agent pursuant to the terms of the Escrow Agreement. Upon closing, Seller will notify the Bond Parties of Seller's intent to redeem the Bonds. The parties acknowledge that the bond documents

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allow for up to  forty-five  (45) days  after  notification  for the Bonds to be redeemed. It is further understood that the Bonds must be redeemed on an interest payment date (the first of every month). Purchaser understands and agrees that it shall take title to the Property subject to the security documents held by BNY, the Issuer, which instruments will be released subsequent to the Bonds being redeemed.

     7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

          (A) A Bill of Sale, in the form attached hereto as EXHIBIT E, with warranty of title only transferring the personal property (as shown in Exhibit
B) to Purchaser free of all liens, charges and encumbrances.

          (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

          (C) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of SOUTH CAROLINA.

          (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

          (G) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection.

          (H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to

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the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

          (I) Assignments of all warranties and guarantees to the extent such are still in effect and provide purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

          (J) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

          (K) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

          (L) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

               (i) A certificate from General Partner in Seller stating that:

                    (a) The   individual(s)   executing  the  deed  and  related
documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.


                    (b) That the partner or officer can bind the Partnership or Corporation.


          (M) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

          (N) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

          (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser and reasonably acceptable to Seller.

          (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

          (Q) A representation letter as normally required

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by auditors for a public company in the form attached  hereto as EXHIBIT F. This clause shall survive closing for one year.

          (R) A Consent and Escrow Agreement among Seller, Purchaser, Escrow Agent and the Bond Parties with respect to the redemption of the Bonds, the form and substance of which will be agreed to by the respective parties prior to the expiration of the Inspection Period or any extension thereof (the "Escrow Agreement").

          (S) An Estoppel Certificate from the lending institution indicating the exact balance due and the fact that the Bonds are not in default.

     7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

          (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV to be escrowed subject to the Escrow Agreement set forth in Paragraph 7.1.

          (B) Execute and deliver an assumption of obligations under leases, securities, any contracts, a list of which is annexed hereto as EXHIBIT G and which has been accepted by the Purchaser, and any other obligations specifically set forth herein.

          (C) Deliver to the Seller a resolution of the Purchaser that:

               (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

               (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

          (D) Execute and deliver the Escrow Agreement and the Purchaser's Bond Costs.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

          (A) That Seller, is the owner in fee simple of the

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Property and has the power to convey same.

          (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents or documents relating to the Bonds which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

          (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

          (D) Seller has no actual knowledge and has not been advised in writing that it is in material default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

          (E) Seller has no other actual knowledge of any patent or latent defect in the Property or any part thereof, except for a possible manufacturing defect in the polybutelene pipes. The Seller is currently a party to a litigation against the manufacturer, which rights it will assign to the Purchaser. This warranty shall survive for one year following closing.

          (F) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property, except for a tenant's water damage claim in Apt. 713. This warranty shall survive for one year following closing.

          (G) The Property abuts on and has direct vehicular access to a public road.

          (H) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

          (I) That to the best knowledge of the Seller, the drainage within the project complies in all respects with all government regulation. This warranty shall survive for one year following closing.

          (J) That Seller is not a "foreign person" within

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the meaning of the Internal  Revenue Code of 1954, as amended (the "Code") , and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

          (K) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

          (L) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to procuring or attempting to procure tenants for apartments which are unrented.

          (M) For purposes of this Agreement, whenever the phrase "to Seller's knowledge", "to the best of Seller's knowledge" or words of similar import are used, such phrase shall be deemed to refer to the actual knowledge of HANK YUNES, KATE CORRIPIO, and CINDY AUSTIN, without inquiry or investigation unless otherwise specified. Knowledge first acquired by Seller post-closing shall not be included within the definition of Seller's knowledge.

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

     8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall for a period of one year following Closing indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of Closing, to the extent such warranties, representations or covenants survive Closing.

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                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PRORERTY DAMAGE. If, prior to Closing, any part of the Property is damaged by fire or other casualty:

          (A) In an amount not greater than TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. However, Seller shall have the option to repair such damage before the date provided herein for closing.

          (B) In an amount over TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS and such damage cannot be reasonably repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

     9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area) , Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

     9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

     10.1 COMMISSION. Purchaser agrees to pay a brokerage fee to GABLES RESIDENTIAL BROKERAGE SERVICES equal to three (3%) percent of the Purchase Price, pursuant to a separate

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agreement. However, at the request of Seller, Purchaser shall pay one half (1/2)
of such real estate commission directly to the outside broker or co-broker of GABLES RESIDENTIAL BROKERAGE SERVICES, as designated by the Seller. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to any other broker, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at its election, may as its sole and exclusive remedy either (1) require specific performance of Seller, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option
(1) noted above, to include reasonable attorney fees.

     11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign this Agreement

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without the consent of Seller to CORNERSTONE REALTY INCOME TRUST, INC.

     12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by the reference and made a part hereof for all purposes:

          EXHIBIT A, legal description of the Land
          EXHIBIT B, list of personal property
          EXHIBIT C, form of Deed
          EXHIBIT D, Escrow Agreement
          EXHIBIT E, form of the Assignment and Assumption of Personal Property,
                     Service Contracts, Warranties and Leases
          EXHIBIT F, form of Representation Letter
          EXHIBIT G, list of contracts

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract

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or any amendments or exhibits hereto.

                                  ARTICLE XIII
                                     NOTICE

     13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

     To Seller:      Mr. Donald A. Sands
                     D.A. Sands & Company
                     18743 Long Lake Drive
                     Boca Raton, FL 33496-1908
                     Fax: (561) 883-3235

     With a copy to
       Seller's Attorneys:             Larry Diamond, Esq.
                                       Ackerman Link & Sartory P.A.
                                       222 Lakeview Avenue - Suite 1330
                                       West Palm Beach, FL 33401
                                       Fax: (561) 838-5305

     To Purchaser:    Mr. Gus Remppies
                      Cornerstone Realty Group, Inc.
                      306 E. Main Street
                      Richmond, VA 23219
                      Fax: (804) 782-9302

     With a copy to
       Purchaser's Attorneys:             Harry S. Taubenfeld, Esq.
                                          Zuckerbrod & Taubenfeld
                                          575 Chestnut St., P.O. Box 488
                                          Cedarhurst, NY 11516
                                          Fax: (516) 374-3490

                                                  -and-

                      Michael W. Tighe, Esq.
                      Callison Tighe Robinson & Hawkins, LLP
                      1812 Lincoln Street
                      Columbia, SC  29201
                      Fax:  (803) 256-6431

     13.2 DELIVERY OF NOTICE. Notices sent either by

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Registered or Certified Mail, Return Receipt Requested,  or by overnight express mail shall be deemed  given when  deposited in the United  States Mail,  postage
prepaid,   delivered,   to  a  reliable   overnight   courier  or  by  facsimile
transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address. Any counsel designated above or any replacement counsel which may be designated by Purchaser or Seller or both, by written notice to the other party, is hereby authorized to give notices hereunder on behalf of its respective client.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

HAMPTON POINTE PROPERTIES, A LIMITED PARTNERSHIP
By: D.A. SANDS & COMPANY INC., GENERAL PARTNER

By:
   ------------------------------------
     Donald A. Sands
Its: President
    -----------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:/s/ S.J. Olander
   -----------------------------------
     S.J. Olander
Its: Senior Vice President
   ------------------------------------


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Registered or Certified Mail, Return Receipt Requested,  or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address. Any counsel designated above or any replacement counsel which may be designated by Purchaser or Seller or both, by written notice to the other party, is hereby authorized to give notices hereunder on behalf of its respective client.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

HAMPTON POINTE PROPERTIES, A LIMITED PARTNERSHIP
By: D.A. SANDS & COMPANY INC., GENERAL PARTNER

By: /s/ Donald A. Sands
  ----------------------------------
        Donald A. Sands
Its:    President
   ----------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:
   ----------------------------------
     S.J. Olander
Its: Senior Vice President
   ----------------------------------
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